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                                                                 EXHIBIT 10.5

                               AMENDMENT TO LEASE

         Reference is made to that certain Lease dated as of August 1, 1996 (hereinafter "Lease"), by and between:

(a) Athena Wlasits, Sumner Darman and Norman M. Shack, as they are the Trustees of Brooks Property Trust, u/d/t dated December 22, 1992, said trust having an address at 1 Branch Street, Methuen, MA (hereinafter "Landlord"); and

(b) Omtool Limited, a duly formed corporation having an address at 8A Industrial Way, Salem, NH (hereinafter "Tenant"),

which Lease covers certain premises contained in a building having an address at 8A Industrial Way, Salem, Rockingham County, NH, more particularly described therein (hereinafter the "leased premises").

         WHEREAS, the parties named above, pursuant to paragraph 24. of the said Lease, desire to revise and amend certain terms contained therein,

         NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. Paragraph 1. of the Lease is hereby revised and amended to reflect that the parties intend to the leased premises, as such term is defined by the said Lease, approximately 7,500 square feet of space located within the Building (hereinafter the "Additional Space"). The total space occupied by the Tenant, as of the date hereof, shall hereafter consist of that space containing a total of approximately 22,500 square feet, all as more particularly shown on the floor plan marked "Exhibit A" annexed hereto prior to the execution hereof and herein incorporated by reference as if fully set out hereon (collectively hereinafter the "new leased premises"), and are more particularly shown on the said floor plan annexed hereto.

         The parties hereto acknowledge and agree that the new leased premises constitute all of Units 1 and 2, located in said Building A, and that Tenant accepts and occupies the said leased premises in its present condition, AS-IS, with no warranties of any nature from Landlord, other than those which are set forth in this Lease.

         All other provisions of the said Paragraph 1., to the extent not revised and amended by this paragraph, are hereby ratified and confirmed.

         2. Paragraph 3. of the Lease is hereby revised and amended to reflect that, effective as of the date hereof and during the remainder of the term thereof, the Tenant shall be obliged to pay annual basic rent for the new leased premises for the periods and in the amount as follows:
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         8/1/98 to 7/31/00: The sum of One Hundred Forty Four Thousand Three
Hundred Seventy Five and 00/100 ($144,375.00) Dollars, payable in advance in equal monthly payments of Twenty Thousand Thirty One and 25/100 ($12,031.25) Dollars, said payments due on the first day of each month.

         3. The last two grammatical paragraphs of Paragraph 8. of the Lease shall be deleted and replaced in their entirety by the following:

         Notwithstanding the foregoing, it is agreed that Tenant shall pay to Landlord, as additional rent for said premises, such sum of money as represents 13.9461% of the amounts reasonably expended or incurred by the organization of unit owners of the Condominium (or Landlord acting in its stead) in maintaining and routine repairing all said walkways, curbs, parking areas and landscape areas referred to in the immediately preceding paragraph, excluding replacements and capital improvements. Such additional rent shall be payable by Tenant within thirty (30) days of billing by Landlord therefor.

         In connection with the percentage named in the preceding paragraph, the Landlord warrants that the leased premises represent not less than 13.9461% of the total percentage interest of ownership of the Condominium, as such is established by the terms and provisions of the Declaration of Brookview Industrial Condominium.

         4. The second and third grammatical paragraphs of Paragraph 15. of the Lease shall be deleted and replaced in their entirety by the following:

         Notwithstanding the foregoing, it is agreed that Tenant shall pay to Landlord, as additional rent for said leased premises, such sum of money as represents 13.9461% of the amount reasonably expended or incurred by the organization of unit owners of the Condominium (or Landlord in its stead) for maintaining in force the insurance as provided in the immediately preceding paragraph. Such additional rent shall be payable by Tenant as and when billed by Landlord therefor.

         In connection with the percentage named in the preceding paragraph, the Landlord warrants that the leased premises represent not less than 13.9461% of the total percentage interest of ownership as such is established by the terms and provisions of the Declaration of Brookview Industrial Condominium.

         5. Paragraph 39. of the Lease shall be deleted and replaced in its entirety by the following:

         Landlord acknowledges receipt of the sum of $11,562.50, to be held as a security deposit during the term of this Lease, and duly accounted for pursuant hereto.
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         6. The following shall be added to the Lease:

         40. Option to Extend. Tenant is hereby granted the option to extend this Lease for one (1) additional successive period of three (3) years, which shall commence on the first day following the expiration date of this Lease. Tenant shall provide Landlord, at least six (6) months prior to the then applicable expiration date, written notice of its intent to exercise its rights hereunder. Such extension of this Lease shall be under the same terms and conditions hereof, with the exception of the annual basic rent which shall be in the amount of One Hundred Fifty Thousand and 00/100 ($150,000.00) Dollars, payable in advance in equal monthly payments of Twelve Thousand Five Hundred and 00/100 ($12,500.00) Dollars, said payments due on the first day of each month.

         7. In all other respects, the parties to this Amendment to Lease hereby restate, ratify and confirm the terms and provisions of the above-entitled Lease, to the extent not revised and amended hereby.

         EXECUTED as a sealed instrument as of the 1st day of August, 1996.



Landlord                                    Brooks Property Trust


                                            by: /s/Athena Wlasits Trustee
                                                --------------------------------
                                                  Athena Wlasits, Trustee
                                                  hereto duly authorized

                                            by: /s/Sumner Darman Trustee
                                                --------------------------------
                                                  Sumner Darman, Trustee
                                                  hereto duly authorized


                                            by: /s/Norman M. Shack
                                                --------------------------------
                                                  Norman M. Shack, Trustee
                                                  hereto duly authorized

Tenant:                                     Omtool Limited


                                            by: /s/ Darioush Mardan
                                                --------------------------------

                                                  hereto duly authorized
                                                  Darioush Mardan CFO
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                                    Exhibit A

                See Plan attached hereto and made a part hereof.

                           [Map of Leased Premises]